Exhibit 4.22

bioAffinity Technologies, Inc.

and

VStock Transfer, LLC, as Warrant Agent

Warrant Agent Agreement

FORM OF WARRANT AGENT AGREEMENT

This WARRANT AGENT AGREEMENT (this “Warrant Agreement”), dated as of [  ], 2025 (the “Initial Exercise Date”) is between bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), and VStock Transfer, LLC, a California limited liability company (the “Warrant Agent”).

W I T N E S E T H

WHEREAS, pursuant to the terms of that certain Placement Agency Agreement (“PA Agreement”), dated [  ], 2025, by and among the Company and WallachBeth Capital, LLC, as placement agent (the “Placement Agent”), the Company is engaged in a best efforts public offering (the “Offering”) of shares (the “Shares”) of common stock, par value $0.007 per share (the “Common Stock”) of the Company, or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu of Shares, with each Share or Pre-Funded Warrant to be accompanied by a warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”), and, as partial compensation for the Placement Agent acting as the placement agent for the Offering, the Placement Agent will receive warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock (the “Placement Agent Warrant Shares”), such number of shares of Common Stock to [initially] be equal to 3% of the aggregate number of Shares and Pre-Funded Warrants issued at the closing of the Offering;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement, File No. 333-[  ], on Form S-1 (as the same may be amended from time to time, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, the Warrant Shares, the Placement Agent Warrant and the Placement Agent Warrant Shares, and such Registration Statement was declared effective on [  ], 2025;

WHEREAS, pursuant to the Registration Statement and the registered offering made thereby, the Company wishes to issue Warrants in book-entry form entitling the respective holders of the Warrants (the “Holders,” which term shall include a Holder’s transferees, successors, and assigns; and each, a “Holder,” which term shall include, if the Warrants are held in “street name,” a Participant (as defined below) or a designee appointed by such Participant) to purchase an aggregate of up to [  ] Shares of Common Stock issuable upon exercise of the Warrants sold in the Offering upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Shares, the Pre-Funded Warrants, and the Warrants to be issued in connection with the Offering shall be immediately separable and will be issued separately but will be purchased together in the Offering;

WHEREAS the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement in connection with the issuance, registration, transfer, exchange, exercise, and replacement of the Warrants and to advise and direct the Company on the delivery of the Warrant Shares;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Warrant Agreement, the following terms have the meanings indicated:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30:01 a.m. (New York City time) to 4:00:00 p.m. (New York City time)), (ii) if the Common Stock is not listed or quoted on a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(c) Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

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(d) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock

(e) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(f) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(g) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(h) VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30:01 a.m. (New York City time) to 4:00:00 p.m. (New York City time)); (ii) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, ; (iii) if the Common Stock are not then listed or quoted for trading on the OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to Company, the fees and expenses of which shall be paid by the Company.

(i) “Warrant Certificates” means a certificate in substantially the form attached as Exhibit 1 hereto, representing such number of Warrant Shares as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Warrant Agreement shall include delivery of a Definitive Certificate or a Global Warrant.

(j) “Warrant Shares” means shares of Common Stock underlying the Warrants and issuable upon exercise of the Warrants.

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificates.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

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Section 3. Global Warrants.

(a) The Warrants will be unregistered securities and will be evidenced by a global warrant ( the “Global Warrants”), in the form of the Warrant Certificate, which shall be deposited on behalf of the Company with the Warrant Agent. Ownership of security entitlements in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent.

(b) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a separate certificate (a “Definitive Certificate”), in the form attached hereto as Exhibit 1, evidencing the same number of Warrants, which request shall be in the form attached hereto as Annex A (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by the Holder of a number of Global Warrants for the same number of Warrants evidenced by a Warrant Certificate, a “Warrant Exchange”), the Warrant Agent shall promptly effect the Warrant Exchange and shall promptly issue and deliver to the Holder a Definitive Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants, shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer by facsimile signature and by an authorized signatory of the Warrant Agent, shall be in the form attached hereto as Exhibit 1, and shall be reasonably acceptable in all respects to such Holder. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Certificate to the Holder within three (3) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder the Definitive Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Certificate (based on the VWAP (as defined in the Warrants) of the Common Stock on the Warrant Certificate Request Notice Date), $10 per Business Day (increasing to $20 per Business Day on the fifth Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange. The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Warrant Certificate and the terms of this Warrant Agreement, other than Section 3(b) and Section 10 herein , which shall not apply to the Warrants evidenced by the Definitive Certificate. For purposes of clarity, the Warrant Agent may act as warrant agent on behalf of the Company with respect to any Definitive Certificate requested and issued pursuant to this section, provided that the terms of this Warrant Agreement shall not apply to the Definitive Certificate and the terms of the Definitive Certificate shall exclusively govern. Notwithstanding anything to the contrary contained in this Warrant Agreement, in the event of inconsistency between any provision in this Warrant Agreement and any provision in a Definitive Certificate, as it may from time to time be amended, the terms of such Definitive Certificate shall control.

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Section 4. Form of Warrants. The Warrant Certificate, together with the form of election to purchase Common Stock (the “Notice of Exercise”) provided in Exhibit 3 hereto and the form of assignment provided in Exhibit 4 hereto to be printed on the reverse thereof, shall be in the form of Exhibit 1 hereto.

Section 5. Countersignature and Registration.

(a) The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer by facsimile signature and by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates. No Warrant Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

(b) The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

(a) With respect to each Global Warrant, subject to the provisions of the applicable Warrant Certificate and the last sentence of this Section 6(a) and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date (as defined below), any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling the Holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent, provided that no such surrender is applicable to the Holder of a Global Warrant. Any requested transfer of Warrants, whether in book-entry form or certificate form, shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this Section 6(a), countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Warrant Certificates, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

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(b) Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount (but shall not include the posting of any bond by the Holder), and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them

Section 7. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Warrants in the Warrant Agent’s book-entry system in accordance with the Company’s written instructions delivered to the Warrant Agent and provide to the Company an account statement reflecting the issuance of the Warrants.

(a) Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name that Warrant shall be registered on the Warrant Register as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The rights of beneficial owners in a Warrant evidenced by the Warrant Certificates shall be exercised by the Holder or a Participant through the Warrant Agent’s system, except to the extent set forth herein or in the Warrant Certificates.

Section 8. Exercise of Warrants; Exercise Price; Termination Date.

(a) Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of Shares of Common Stock stated therein, at the price set forth in Section 2(b) of the Warrant Certificate, subject to the subsequent adjustments provided in Section 3 of the Warrant Certificate and Section 12 of this Warrant Agreement. The term “Exercise Price” as used in this Warrant Agreement refers to the price per Share at which Shares of Common Stock may be purchased at the time a Warrant is exercised.

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(b) Exercise of Warrants. The Warrants shall be exercisable commencing on or after the later of the Stockholder Approval Date or the Charter Effectiveness Date (as such terms are defined in the Warrant Certificate) (the “Initial Exercise Date”). The Warrants shall cease to be exercisable and shall terminate and become void at on or prior to 5:00 p.m. (New York City time) (the “Termination Time”) on a date that is five years after the Initial Exercise Date (the “Termination Date”). Each Warrant not exercised on or before the Termination Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the Termination Time on the Termination Date. Subject to the foregoing and to Section 8(e)(ii) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon surrender of the Warrant Certificate, if required, with the executed Notice of Exercise and payment of the Exercise Price, which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Company in the account of the Company maintained with the Warrant Agent for such purpose as set forth in Section 8(h) below (or to such other account as directed by the Company in writing) not later than 5:00 P.M., New York City time on any Business Day during the Exercise Period. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Notice of Exercise and the payment of the Exercise Price pursuant to Section 8(a). Notwithstanding any other provision in this Warrant Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company hereby acknowledges and agrees that, with respect to a Holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such Holder’s Participant to exercise such Warrants, that solely for purposes of Regulation SHO that such Holder shall be deemed to have exercised such Warrants.

(c) Issuance of Warrant Shares.

(i) Upon the exercise of the Warrant Certificate pursuant to the terms of Section 2 of the Warrant Certificate, the Warrant Agent shall cause, or shall provide notice to the Company in order that the Company shall cause, the Warrant Shares underlying such Warrant Certificate or Global Warrant to be delivered to or upon the order of the Holder of such Warrant Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, by the earliest of (1) two Trading Days after the delivery to the Company of the Notice of Exercise, (2) one Trading Day after delivery of the aggregate Exercise Price to the Company, and (3) the number of Trading Days comprising the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). If the Company is then a participant in the Deposit Withdrawal Agent Commission (“DWAC”) system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via cashless exercise pursuant to Section 2(c) of the Warrant (a “Cashless Exercise”), then the certificates for Warrant Shares shall be transmitted by the Warrant Agent, or, at the direction of the Company, by the Company’s transfer agent, to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i) or 2(d)(iv) of the Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Warrant Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant by the Warrant Share Delivery Date, the Warrant Agent, or, at the direction of the Company, by the Company’s transfer agent, will not obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

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(ii) Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

(iii) No Transfer Taxes. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depositary (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(iv) Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the Exercise Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

(d) Any Person so designated by the Holder (or a Participant or designee of a Participant on behalf of a Holder) to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the time that an appropriately completed and duly signed Notice of Exercise has been delivered to the Warrant Agent, provided that the Holder (or Participant on behalf of the Holder) makes delivery of the deliverables referenced in Section 8(b).  If the Holder (or Participant on behalf of the Holder) fails to make delivery of such deliverables on or prior to the Trading Day following delivery of the Notice of Exercise, such Notice of Exercise shall be void ab initio.

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(e) Restrictive Legend Events; Cashless Exercise Under Certain Circumstances.

(i) Restrictive Legend of Warrants. No registration is required for the offer and sale of the Warrants by the Company to the Holders. The Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Warrants other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act. Certificates evidencing the Warrants shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Warrants pursuant to Rule 144 (assuming cashless exercise of the Warrants); (iii) if such Warrants are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Warrant Agent or the Holder promptly if required by the Warrant Agent to effect the removal of the legend hereunder, or if requested by a Holder, respectively. If all or any portion of a Warrant is exercised at a time when a legend is not required pursuant to clauses (i)-(iv) above, then such Warrants shall be issued free of all legends.

(ii) Cashless Exercise. (1) If at the time after the later of the six month anniversary of the Issue Date and the Initial Exercise Date, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the Cashless Exercise formula below. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares. Upon a Cashless Exercise, the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the Exercise Date if the Holder’s Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) of the Warrant Certificate hereof on a day that is not a Trading Day, or (2) both executed and delivered pursuant to Section 2(a) of the Warrant Certificate hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) of the Warrant Certificate hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) of the Warrant Certificate after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of the Warrant, as adjusted as set forth herein; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(2) If the Warrant Shares are issued in such a Cashless Exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of the Warrants being exercised and the Company agrees not to take any position contrary thereto.

(3) Upon receipt of a Notice of Exercise for a Cashless Exercise pursuant to Section 2(c) of the Warrant, the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise. The Warrant Agent shall have no duty, responsibility or obligation under this section to calculate the number of Warrant Shares issuable in connection with any Cashless Exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Warrant Agreement.

(f) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

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(g) Beneficial Ownership Limitation. A Holder shall not have the right to exercise any Warrants to the extent that after giving effect to the issuance of Warrant Shares after exercise as set forth on the applicable Notice of Exercise, such Holder or a Person holding through such Holder (together with such Holder’s or Person’s Affiliates (as defined in Rule 405 under the Securities Act), and any other Persons acting as a group together with that Holder or person or any of that Holder’s or person’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of 4.99% (“Beneficial Ownership Limitation”) of the Company’s Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock held by the Holder and its Affiliates and Attribution Parties plus the number of Warrant Shares that would be owned by that Person issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock (i) which would be issuable upon exercise of the remaining, non-exercised Warrants beneficially owned by that Holder or any of its Affiliates or Attribution Parties and (ii) which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 8(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rule and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that neither the Warrant Agent nor the Company is representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder or beneficial owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 8(g) applies, the determination of whether a Warrant is exercisable and of which portion of the Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether such Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and which portion of the Warrant is exercisable, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and neither of them shall have any liability for any error made by the Holder or any other Person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 8(g), in determining the number of outstanding shares of Common Stock, a Holder or other Person may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Exercise from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of a Person that represents that it is or is acting on behalf of a Holder, the Company shall, within one (1) Trading Day, confirm orally or in writing or by e-mail to that Person the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 8(g) shall continue to apply. as specified in such notice, provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and any such increase or decrease will apply only to the Holder and its Affiliates and Attribution Parties and not to any other holder of Warrants. The provisions of this Section 8(g) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(g) to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained. The limitations contained in this Section 8(g) shall apply to a successor holder of the Warrant.

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(h) Deposit of Funds. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price for all Warrants in the account of the Company maintained with the Warrant Agent for such purpose as set forth below (or to such other account as directed by the Company in writing) and shall advise the Company via email at the end of each day on which notices of exercise are received or funds for the exercise of any Warrant are received of the amount so deposited to its account.

Receiving Bank:	Texas Partners Bank
1900 NW Loop 410
San Antonio, Texas 78213

ABA Routing Number: 114025641

Account Number: Money Market – 3000019111

Account Name: bioAffinity Technologies, Inc.

Address: 3300 Nacogdoches Road0, Suite 216, San Antonio, Texas 78217

(i) Partial Exercise. In case the Holder of any Warrant Certificate exercises fewer than all Warrants evidenced thereby and surrenders such Warrant Certificate in connection with such partial exercise, a new Warrant Certificate evidencing the number of Warrant Shares equivalent to the number of Warrant Shares remaining unexercised may be issued by the Warrant Agent to the Holder of such Warrant Certificate or to his duly authorized assigns in accordance with Section 2(d)(ii) of the Warrant, subject to the provisions of Section 6 hereof.

Section 9. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.

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Section 10. Certain Representations; Reservation and Availability of Shares of Common Stock or Cash.

(a) This Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants, provided however, that the reserve of such shares of Common Stock to provide for the issuance of the Warrant Shares is subject to the availability of shares of Common Stock under the Company’s Certificate of Incorporation, as amended (as may be further amended and/or restated from time to time, the “Certificate”) and the Company will use commercially reasonable efforts to amend its Certificate to provide sufficient reserves of Warrant Shares issuable upon exercise of the Warrant, which amendment shall be subject to the approval of its stockholders and of which there is no guarantee.

(c) The Company represents and warrants that: (i) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (ii) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (iii) the Warrants will comply in all material respects with all applicable requirements of law; and (iv) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

(d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Stock upon exercise of the Warrants. The Company shall not, how-ever, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for shares of Common Stock upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due.

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Section 11. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued (or to whose broker’s account is credited shares of Common Stock through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such certificate shall be dated, the date on which submission of the Notice of Exercise was made, provided that the Warrant Certificate evidencing such Warrant is duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) is received on or prior to the Warrant Share Delivery Date; provided, however, that, if the date of submission of the Notice of Exercise is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

Section 12. Adjustment of Exercise Price, Number of Shares of Common Stock or Number of the Company Warrants. The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant Certificate, and the provisions of Sections 8, 12, and 13 of this Warrant Agreement with respect to the shares of Common Stock shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

Section 13. Certification of Adjusted Exercise Price or Number of Shares of Common Stock. Whenever the Exercise Price or the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted as provided in Section 3 of the Warrant Certificate and Section 12 of this Warrant Agreement, the Company shall (i) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate, and (iii) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant.

Section 14. Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 3 of the Warrant Certificate and Sections 12 of this Warrant Agreement, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such holder in the Warrant Register, as of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

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Section 15. No Fractional Exercise.

(a) The Company shall not issue fractions of Warrants or distribute a Global Warrant or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction either up or down to the nearest whole Warrant.

(b) No fractional Warrant Shares will be issued upon the exercise of the Warrant. If, by reason of any adjustment made pursuant to Section 3 of the Warrant Certificate and Section 12 of this Warrant Agreement, a Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Section 16. Restrictive Legends. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer.

Section 17. Other Provisions Relating to Rights of Holders of Warrants.

(a) No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

(b) Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement, provided however, that the reserve of such shares of Common Stock to provide for the issuance of the Warrant Shares is subject to the availability of shares of Common Stock under the Company’s Certificate and the Company will use commercially reasonable efforts to amend its Certificate to provide sufficient reserves of Warrant Shares issuable upon exercise of the Warrant, which amendment shall be subject to the approval of its stockholders and of which there is no guarantee.

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Section 18. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant shall be subject:

(a) Instructions. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Warrant Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 18.

(b) Compensation.

(i) Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Warrant Agreement, including, without limitation, the fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

(ii) All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

(iii) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

(c) Rights and Duties of Warrant Agent. As agent for the Company hereunder the Warrant Agent:

(i) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company;

(ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares;

(iii) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it;

(iv) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties;

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(v) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto;

(vi) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws;

(vii) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted;

(viii) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel;

(ix) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Warrant Agreement;

(x) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any Person; and

(xi) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

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(d) Indemnification.

(i) In the absence of gross negligence or willful or illegal misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

(ii) In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all Persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other Persons that may have an interest in the settlement.

(iii) The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Warrant Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

(e) Expiration of Agreement; Survivability. Unless terminated earlier by the parties hereto, this Warrant Agreement shall terminate 90 days after the earlier of the Termination Date and the date on which no Warrants remain outstanding (the “Expiration Date”). On the Business Day following the Expiration Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 18 shall survive the termination of this Warrant Agreement.

Section 19. Concerning the Warrant Agent and Other Matters.

(a) Severability. If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties to it to the full extent permitted by applicable law.

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(b) Inconsistency. In the event of inconsistency between this Warrant Agreement and the Warrant Certificate, as they may from time to time be amended, the terms of the Warrant Certificate shall control.

(c) Authorized Representatives. Set forth in Exhibit 4 hereto is a list of the names and specimen signatures of the Persons authorized to act for the Company under this Warrant Agreement (the “Authorized Representatives”). The Company shall, from time to time, certify to you the names and signatures of any other Persons authorized to act for the Company under this Warrant Agreement.

(d) Notice. Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Warrant Agreement shall be in writing, shall be effective upon receipt and shall be addressed: (i) if to the Company, to bioAffinity Technologies Inc., 3300 Nacogdoches Road, Suite 216, San Antonio, Texas 78217, Attention: Maria Zannes, President & CEO, with a copy (which shall not constitute notice) to Blank Rome LLP, 1271 Avenue of the Americas, New York, New York 10020 Attention: Leslie Marlow, Esq.; or (ii) if to the Warrant Agent, to VStock Transfer, LLC 18 Lafayette Place, Woodmere, New York 11598, or to such other address of which a party hereto has notified the other party.

(e) Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

(f) Assignment. This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (1) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (2) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement.

(g) Amendments. No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders. All other amendments and supplements shall require the vote or written consent of Holders of at least 50.1% of the then outstanding Warrants, provided that adjustments may be made to the Warrant terms and rights in accordance with Section 3 of the Warrant Certificate and Section 12 of this Warrant Agreement without the consent of the Holders unless otherwise stated herein.

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(h) Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the Persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

(j) Resignation of Warrant Agent.

(i) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

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(ii) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

(iii) Merger or Consolidation of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Warrant Agreement, without any further act or deed.

Section 20. Miscellaneous Provisions.

(j) Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

(k) Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

(l) Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(m) Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

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IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

BIOAFFINITY TECHNOLOGIES, INC.

By:
Name:	Maria Zannes
Title:	President & CEO

VSTOCK TRANSFER, LLC

By:
Name:
Title:

ANNEX A: Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: VStock Transfer, LLC as Warrant Agent for bioAffinity Technologies, Inc. (the “Company”)

The undersigned Holder of Common Stock Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Warrants: _____________________________

2.	Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________

3.	Number of Warrants in name of Holder in form of Global Warrants: ___________________

4.	Number of Warrants for which Warrant Certificate shall be issued: __________________

5.	Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: ___________

6.	Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _____________________________________________________________________

EXHIBIT 1

[TO BE INCLUDED IN THE WARRANT CERTIFICATE]

BIOAFFINITY TECHNOLOGIES, INC.

WARRANT CERTIFICATE

NOT EXERCISABLE FIVE YEARS AFTER THE INITIAL EXERCISE DATE (DEFINED BELOW)

This certifies that the Person whose name and address appears below, or registered assigns, is the registered owner of the number of Warrants set forth below. Each Warrant entitles its registered holder to purchase from bioAffinity Technologies, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), at any time commencing on or after the later of the Stockholder Approval Date or the Charter Effectiveness Date (as such terms are defined in the Warrant Certificate) (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on a date that is five years after the Initial Exercise Date, one share of common stock, par value $0.007 per share, of the Company (each, a “Warrant Share” and collectively, the “Warrant Shares”), at an exercise price of $[  ] per share, subject to possible adjustments as provided in the Warrant Certificate and the Warrant Agreement (as defined below).

This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. A transfer of the Warrants evidenced hereby may be registered upon surrender of this Warrant Certificate at the designated office of the Warrant Agent by the registered holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, a signature guarantee, and such other and further documentation as the Warrant Agent may reasonably request and duly stamped as may be required by the laws of the State of New York and of the United States of America.

The terms and conditions of the Warrants and the rights and obligations of the holder of this Warrant Certificate are set forth in the Warrant Agent Agreement dated as of [*], 2025 (the “Warrant Agreement”) between the Company and VStock Transfer, LLC (the “Warrant Agent”). A copy of the Warrant Agreement is available for inspection during business hours at the office of the Warrant Agent.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

WITNESS the facsimile signature of a proper officer of the Company.

BIOAFFINITY TECHNOLOGIES, INC.

By:
Name:	Maria Zannes
Title:	President & CEO

Dated: _______________

Countersigned:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

PLEASE DETACH HERE

Certificate No.:_________ Number of Warrants:__________

WARRANT CUSIP NO.: 09076W 141

BIOAFFINITY TECHNOLOGIES, INC.

EXHIBIT 2

[Form of Notice of Exercise]

(To Be Executed Upon Exercise Of Warrants not evidenced by a Warrant Certificate)

TO: BIOAFFINITY TECHNOLOGIES, INC.

(1) The undersigned hereby elects to purchase [●] Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ____________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: ___________________________________________________________________________________________

EXHIBIT 3

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:
Email Address:
Dated: _______________ __, ______________________
Holder’s Signature:_______________________________
Holder’s Address:________________________________

EXHIBIT 4

AUTHORIZED REPRESENTATIVES

Name	Title	Signature
Maria Zannes	President/ Chief Executive Officer